SETTLEMENT AGREEMENT AND FULL AND FINAL RELEASE


     THIS   SETTLEMENT  AGREEMENT  AND  FULL  AND  FINAL  RELEASE

("Agreement"), is made and entered into this         day of July,

2000  by  and  among  DAVID M. VITKO and D.V. BACKPRODUCTS,  INC.

("hereinafter collectively referred to as "Plaintiffs"),  on  the one hand, and INFOTOPIA (f/k/a FLEX MARKETING, INC.), a successor by  assignment of certain assets of NATIONAL BOSTON MEDICAL, INC.

(hereinafter referred to as "Defendant"), on the other hand.

     WHEREAS,  various  disputes  arose  between  Plaintiffs  and

Defendant;  and       WHEREAS,  Plaintiffs  commenced  a  lawsuit

against  National  Boston  Medical, Inc.  in  the  United  States

District Court for the Northern District of Ohio, entitled  David

M.  Vitko, et al. v. National Boston Medical, Inc., Case No. 4:99

CV 2269 (the "Lawsuit"); and

     WHEREAS,   the  aforementioned  parties  have   reached   an

agreement  to  settle their disputes and desire  to  reduce  said agreement to writing.

     NOW,  THEREFORE,  in  consideration of the  mutual  promises contained  herein,  and  for the good and valuable  consideration recited  herein, the receipt and sufficiency of which  is  hereby acknowledged, it is agreed as follows:

     1.    Defendant  shall  pay to Backstroke,  Ltd.  the  total

amount  of  $368,434.14  in  settlement  of  this  action.    The

settlement  amount  shall  be  received,  via  certified  checks,

according to the following payment schedule:

          a. Fifty Thousand Dollars ($50,000.00) on or before July 21, 2000;

          b. One Hundred Thousand Dollars ($100,000.00) on or before August 25, 2000;

          c. One Hundred Thousand Dollars ($100,000.00) on or before September 22, 2000; and
          d.   One  Hundred Eighteen Thousand Four Hundred Thirty
               Four Dollars and Fourteen Cents ($118,434.14) on or before October 20, 2000.

     2.    Defendant  shall pay to Backstroke, Ltd. royalties  of

three  and one-half percent (3.5%) of the sales price derived  by

Defendant  (or  its assignee or successor) on all  sales  of  the

Backstroke,  (Patent # 5,352,188) made after  October  20,  2000.

Such royalties shall be net of returns and shall be payable,  via certified  checks,  no  later  than the  forty-fifth  (45th)  day following  the  end  of the calendar year quarter  in  which  the royalties are earned.

     3.    It  is  understood and agreed that, as a condition  of

settlement,  the parties shall execute the Consent  Judgment  and

Dismissal  Entry  attached hereto as Exhibit A.   It  is  further

understood that so long as the payments referred to in Paragraph1 above  are  timely  made,  Plaintiffs will  not  execute  on  the

Judgment; however, if any single payment is not paid timely,  the sum  of  $368,434.14 less any payments made by Defendant will  be accelerated,  and Plaintiffs can then effect immediate  execution upon the unpaid balance.  It is further understood that following full  payment  of the sum of $368,434.14, Plaintiffs  shall  file with  the  United States District Court for the Northern District

of  Ohio,  Eastern  Division  in the Lawsuit  a  Satisfaction  of

Judgment.

     4.    Plaintiffs  agree to forego asserting their  ownership

rights and interest in and to Patent No. 5,352,188.

     5.    Plaintiffs,  on  the one hand, and Defendant,  on  the

other  hand,  hereby  mutually release each  other,  their  past,

present   and   future  agents,  representatives,   shareholders,

principals,    attorneys,   affiliates,   parent    corporations,

subsidiaries, managers, members, officers, directors,  employees,

predecessors  and  successors and heirs, executors  and  assigns,

from  the  claims embodied in the Lawsuit and from  any  and  all legal,  equitable or other claims, counterclaims,  demands,  set-

offs,  defenses,  contracts, contract  claims,  accounts,  suits,

debts,  agreements,  actions, causes of action,  sums  of  money,

reckoning,  bonds,  bills,  specialities,  covenants,   promises,

variances, trespasses, damages, executions, judgments,  findings,

controversies  and disputes, and all duties, responsibilities  or obligations, from the beginning of the world to the date  hereof,

which  are  now known or are unknown and which arise out  of,  or which may, can, or shall arise out of, or which have or ever have arisen  out of, or which could have arisen out of, the  marketing and  sales  of  the Backstroke and the business relationship  and contractual obligations between and among the parties, including,

without  limitation,  any  and all claims  or  counterclaims  for breach  of  contract,  tortious interference  with  business  and contractual  relations,  conversion, breach  of  fiduciary  duty,

breach  of  duty of loyalty, unfair competition, defamation,  and any  other claims, counterclaims and/or third-party claims, which have  been, or could have been, asserted by any party  hereto  in any  court,  arbitration, or other forum  involving  the  subject matter of the Lawsuit.

          Notwithstanding  the foregoing, this Release  does  not

apply to breaches of the terms and conditions of Paragraphs 1 and

2 above.

     6.    Plaintiffs  agree  to take those  steps  necessary  to

dismiss  the  Lawsuit  with prejudice within  ten  business  days following  the  completion execution of this  Agreement  and  the

Consent Judgment Entry attached as Exhibit A.

     7.   Plaintiffs and Defendant agree that all aspects of this

Agreement  have  been  thoroughly  discussed  with  the  parties'

attorneys,  and  that the parties have carefully read  and  fully understand all of the provisions of this Agreement, and that  the parties are voluntarily entering into this Agreement.

     8.    This  Agreement  shall be governed by,  construed  and

interpreted  in  accordance with the laws of the State  of  Ohio,

without  reference to the conflicts and/or choice  of  law  rules otherwise applicable.

     9.   This Agreement may be executed in counterparts, each of

which shall be an original and all of which shall constitute  one and the same instrument.

     10.  Plaintiffs and Defendant represent and warrant that the execution of this Agreement has been duly authorized and that the persons  signing this Agreement have the legal authority to  take such action.

     11.  If, at any time, any part of this Agreement is found or held to be invalid, then such finding or holding shall not affect the validity of the remainder hereof.

     12.   Plaintiffs  and  Defendant agree that  this  Agreement

contains  the entire agreement between the parties and supersedes any  and all prior agreements, arrangements and/or understandings

between  them  relating to the subject matter  hereof.   No  oral

understanding,  statements, promises or inducements  contrary  to the  terms  of  this Agreement exist.  This Agreement  cannot  be changed, modified, abrogated or terminated orally.

     13.   This Agreement shall be binding upon and inure to  the

benefit  of the respective successors, representatives,  assigns,

and predecessors of the undersigned parties.

     14.    Each  party  has  cooperated  in  the  drafting   and

preparation of this Agreement.  Hence, in any construction to  be made  of  this Agreement, the same will not be construed  against any party on the grounds that the party was the drafter.

           IN  WITNESS WHEREOF, the parties hereto have  executed

and delivered this Agreement this             day of July, 2000.

DAVID M. VITKO, an individual INFOTOPIA (f/k/a FLEX MARKETING,
INC.), a
                              successor by assignment of certain
assets of
                              NATIONAL BOSTON MEDICAL, INC.

/s/ David M. Vitko            By: /s/ Daniel Hoyng

Date:                                                  Its:

                              Date:

D.V. BACKPRODUCTS, INC.


By:

Its:

Date: